Exhibit 99.1

OMNIVISION TECHNOLOGIES ACHIEVES RECORD QUARTER-TO-QUARTER

GROWTH IN SECOND QUARTER OF FISCAL 2004

SUNNYVALE, Calif.—Nov. 19, 2003—OmniVision Technologies, Inc. (Nasdaq:OVTI) reported that in the three months ended October 31, 2003, the second quarter of its fiscal year ending April 30, 2004, it earned net income of $11.6 million, or $0.39 per diluted share, on revenues of $68.5 million, compared to net income of $3.0 million, or $0.12 per diluted share, on revenues of $21.7 million in the second quarter of fiscal 2003.

Revenues grew by 215% year-to-year and by 47% quarter-to-quarter. “We achieved our greatest quarter-to-quarter revenue growth to date, thanks to wide diversity in customers and to strong contributions from the cell-phone, digital-camera, and video-game markets,” said Shaw Hong, president and chief executive officer.

For the three months ended October 31, 2003, gross profit was $26.1 million, or 38.0% of revenues, and included approximately $441,000 from the sale of previously written off inventory. Without the sale of previously written off inventory, gross margin would have been 37.6%, and net income would have been approximately $11.4 million, or $0.38 per diluted share. In the comparable period a year ago, gross profit was $8.7 million, or 39.9% of revenues, and included approximately $957,000 from the sale of previously written off inventory; without the sale of previously written off inventory, second-quarter fiscal 2003 gross margin would have been 37.2%, and net income would have been approximately $2.2 million, or $0.09 per diluted share.

During the quarter ended October 31, 2003, direct sales to original equipment manufacturers and value-added resellers accounted for approximately 71% of revenues, with the balance of approximately 29% coming through the Company’s distributors.

As of October 31, 2003, the Company had $186 million in cash and short-term investments, $208 million in working capital, $232 million in stockholders’ equity, and no debt.

For the quarter ending January 31, 2004, the Company currently expects to report earnings of $0.40 to $0.42 per diluted share on revenues of $74 million to $78 million; these expectations do not presume the sale of any previously written off inventory.

Teleconference

At 1:30 p.m. PST (4:30 p.m. EST) today, November 19, 2003, the Company will hold a teleconference to discuss the financial results and future plans and prospects. To participate in the teleconference, please call (toll free) 877-523-2171 approximately 10 minutes prior to the start time. For international callers, the dial-in number is 706-634-1478. One may also listen live via the Internet at the Company’s Website, www.ovt.com, or at www.FullDisclosure.com.

About OmniVision

OmniVision Technologies designs, develops and markets high performance, highly integrated and cost efficient semiconductor image sensor devices. Our main product, an image sensing device called the CameraChip™, is used to capture an image in a wide variety of consumer and commercial mass-market applications including digital still cameras, cell phones and video game consoles. OmniVision believes that its highly integrated CameraChips enable device manufacturers to build camera products that are smaller, less complex and more reliable, consume less power, and cost less than cameras using either traditional CCDs or multiple-chip CMOS image sensors. OmniVision believes that it supplies one of the most highly integrated single-chip CMOS image sensor solutions available today. OmniVision’s CameraChips are currently used in a number of consumer and commercial applications such as digital still and video cameras, cell phones, personal digital assistants, personal computer cameras, toys and games, including interactive video games, and security surveillance cameras. OmniVision Technologies is headquartered at 1341 Orleans Drive, Sunnyvale, CA 94089. Additional information is available at www.ovt.com.

OmniVision and CameraChip™ are trademarks of OmniVision Technologies, Inc.

Safe-Harbor Statement

Certain statements in this press release, including statements relating to the Company’s expectations regarding revenue and earnings per share for the quarter ending January 31, 2004 are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations, and actual results may differ materially from those projected as a result of certain risks and uncertainties. The risks and uncertainties include, without limitation, the following: the degree to which intense competition might affect the Company’s ability to compete successfully in current and emerging markets for image sensor products; risks associated with the Company’s ability to obtain design wins from camera, cell phone and other image sensor device manufacturers which could inhibit the Company’s ability to sustain and grow its business; risks associated with wafer manufacturing yields and other manufacturing processes, which could materially and adversely affect the Company’s revenue and earnings and its ability to satisfy customer demand; risks associated with the Company’s planned streamlining and consolidation of manufacturing processes which could adversely affect the Company’s operating expenses and its ability to sustain and expand its business; risks associated with the development of current and emerging markets for CMOS image sensor products, generally, and the Company’s products, specifically, which could result in lower revenues and earnings and adversely affect the Company’s business and prospects; risks associated with the development of new products which would adversely affect the Company’s ability to compete successfully in the CMOS image sensor market; the Company’s dependence upon a few key customers, the loss of one or more of such key customers could materially and adversely affect the Company’s business and results of operations; a decline in the average selling price of the Company’s products, which could result in a decline in the Company’s revenues and gross margins; and the other risks detailed from time to time in the Company’s Securities and

Exchange Commission filings and reports, including, but not limited to, the Company’s most recent quarterly report filed on Form 10-Q. The Company disclaims any obligation to update information contained in any forward-looking statement.

Contact:

OmniVision Technologies, Inc.

John T. Rossi, CFO

408-542-3000

Silverman Heller Associates

Philip Bourdillon/Eugene Heller

310-208-2550

(financial tables follow)

OMNIVISION TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	October 31, 2003	April 30, 2003
ASSETS

Current assets:
Cash and cash equivalents	$174,864	$50,438
Short-term investments	11,548	10,224
Accounts receivable, net	39,649	19,133
Inventories	29,302	13,642
Refundable and deferred income taxes	6,438	7,642
Prepaid expenses and other assets	1,696	1,195

Total current assets	263,497	102,274

Property, plant and equipment, net	18,370	12,456
Long-term investments	4,828	2,845
Other non-current assets	407	378

Total assets	$287,102	$117,953

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$38,031	$10,528
Accrued expenses and other liabilities	12,954	8,037
Deferred revenue	4,341	2,845

Total current liabilities	55,326	21,410

Stockholders’ equity:
Common stock, $0.001 par value; 100,000 shares authorized; 27,079 and 23,403 shares issued and outstanding	27	23
Additional paid-in capital	222,133	104,848
Deferred compensation related to stock options	(71)	(159)
Retained earnings/accumulated (deficit)	9,687	(8,169)

Total stockholders’ equity	231,776	96,543

Total liabilities and stockholders’ equity	$287,102	$117,953

OMNIVISION TECHNOLOGIES, INC.

CONDENSED INCOME STATEMENTS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	October 31, 2003	October 31, 2002	October 31, 2003	October 31, 2002
Revenues	$68,540	$21,743	$115,032	$38,533
Cost of revenues	42,476	13,063	71,604	23,337

Gross profit	26,064	8,680	43,428	15,196

Operating expenses:
Research and development	3,173	2,489	6,753	5,119
Selling, general and administrative	5,705	2,710	10,195	4,790
Stock compensation charge	95	150	196	264

Total operating expenses	8,973	5,349	17,144	10,173

Income from operations	17,091	3,331	26,284	5,023
Interest income (expense), net	548	216	770	432

Income before income taxes	17,639	3,547	27,054	5,455
Provision for income taxes	5,997	532	9,198	818

Net income	$11,642	$3,015	$17,856	$4,637

Net income per share:
Basic	$0.43	$0.13	$0.70	$0.21

Diluted	$0.39	$0.12	$0.62	$0.19

Shares used in computing net income per share:
Basic	26,973	22,438	25,406	22,348

Diluted	30,148	24,441	28,827	24,955

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